                          AMERITECH CORPORATE RESOURCE
                           LONG TERM DISABILITY PLAN
                           -------------------------

           (As Amended and Restated Effective as of December 1, 1995)

                          AMERITECH CORPORATE RESOURCE
                           LONG TERM DISABILITY PLAN
                           -------------------------


                               TABLE OF CONTENTS
                               -----------------


SECTION                                                              PAGE
-------                                                              ----

     1     General                                                      1
               History and Purpose                                      1
               Plan Administration                                      1
               Non-Alienation                                           1
               Source of Benefits                                       1
               Notices                                                  2
               Applicable Laws                                          2
               Gender and Number                                        2

     2     Participation                                                2
                 Participation                                          2
                 Plan Not Contract of Employment                        2

     3     Disability                                                   3
                 Disability During First Fifty-Two Weeks                3
                 Disability After Fifty-Two Weeks                       3
                 Committee Determination                                3
                 Measurement of Period of Disability                    3

     4     Disability Allowance                                         4
                 Disability Allowance For First Fifty-Two Weeks         4
                 Disability Allowance After Fifty-Two Weeks             4
                 Offsets                                                4
                 Medical Expense Benefits                               4

     5     Conditions of Payment                                        5
                 Distributions to Persons Under Legal Disability        5
                 Benefits May Not Be Assigned or Alienated              5
                 Forfeiture of Benefits                                 5

     6     Amendment or Termination                                     5
                 Administrative Amendments                              5
                 Amendments and Termination                             6
                 Participant Rights                                     6
                 Successors                                             6

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                         AMERITECH CORPORATE RESOURCE
                           LONG TERM DISABILITY PLAN

          (As Amended and Restated Effective as of December 1, 1995)

                                   SECTION 1
                                   ---------

                                    General
                                    -------

     1.1. History and Purpose. Effective as of January 1, 1986 the Ameritech Senior Management Long Term Disability Plan, now re-named the Ameritech Corporate Resource Long Term Disability Plan (the "Plan") was established by Ameritech Corporation, a Delaware corporation (the "Company"), as an amendment, restatement and continuation of the long term disability provisions of the Ameritech Senior Management Long Term Disability and Survivor Protection Plan (the "Predecessor Plan"), as applied to employees of the Company and its subsidiaries and affiliates. The purpose of the Plan is to provide long term disability protection for corporate resource managers of the Company and of any Subsidiary or Affiliate of the Company which adopts the Plan (an "Employer"). The term "Subsidiary" means any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote. The term "Affiliate" means any corporation other than a Subsidiary which would be a member of a controlled group of corporations with the Company under Section 1563(a) of the Internal Revenue Code of 1986, as amended. The following provisions constitute an amendment, restatement and continuation of the Plan, effective as of December 1, 1995.

     1.2. Plan Administration. The authority to control and manage the operation and administration of the Plan as applied to the Company or any other Employer shall be vested in the Benefit Plan Committee or its delegate which administers the Ameritech Management Pension Plan (the "Pension Plan") with respect to the Company or such Employer (the "Committee") and, in exercising that authority, the Committee shall, to the extent necessary and appropriate, have the same rights, powers and duties as those delegated to it under the Pension Plan. The Committee has the exclusive right and discretion to interpret the provisions of the Plan and the entitlement to benefits under the Plan. Any decision made by the Committee on any matter within its discretion is conclusive, final and binding on all persons, and not subject to further review. The Committee (or its delegate) of the appropriate Employer shall grant or deny claims for benefits under the Plan and authorize disbursements. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. The review and appeal procedures for any Participant or beneficiary whose claim has been denied shall be the same as those procedures set forth in the Pension Plan.

     1.3. Non-Alienation. Benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

     1.4. Source of Benefits. Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant shall be paid from the general assets of the Company or the other Employer which last employed the Participant. The obligations of the Company and the other Employers under the Plan are solely contractual, and no trust or other separate fund shall be established for purposes of paying any benefits under the Plan.

     1.5. Notices. Any notice or document required to be given to or filed with the Committee shall be considered to be given or filed if delivered to the Committee or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at 30 South Wacker Drive, Chicago, Illinois 60606.

     1.6. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois, to the extent that such laws are not preempted by the laws of the United States of America.

     1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


                                   SECTION 2
                                   ---------

                                 Participation
                                 -------------

     2.1. Participation. Each employee of the Company and the other Employers shall become a Participant in the Plan on the first date after the Effective Date on which he is employed as:

     (a)  a member of the Company's Management Committee; or

     (b) a full-time management employee on the active roll of the Company or any other Employer (i) who has attained any of salary grades CR 1 through 9 or equivalent, or (ii) who is an attorney in either of salary grades IV or V.

          An employee shall cease to be a Participant as of the date he ceases to meet the requirements of subparagraph (a) or (b), even if he continues to be employed by the Company or another Employer.

     2.2. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company or any other Employer nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

                                   SECTION 3
                                   ---------

                                  Disability
                                  ----------

     3.1. Disability During First Fifty-Two Weeks. A Participant shall be considered to be "disabled" at any time during the first fifty-two week period following the onset of a physical or mental impairment, if such impairment prevents the Participant from meeting the performance requirements of the position held immediately preceding the onset of the physical or mental impairment.

     3.2. Disability After Fifty-Two Weeks. A Participant shall be considered to be "disabled" after the first fifty-two week period following the onset of a physical or mental impairment, if such impairment prevents the Participant from meeting the performance requirements of (1) the position held immediately preceding the onset of the physical or mental impairment, (2) a similar position, or (3) any appropriate position within the Company or another Employer which the Participant would otherwise be capable of performing by reason of the Participant's background and experience.

     3.3. Committee Determination. The Committee shall make the determination of whether a Participant is disabled within the meaning of subsections 3.1 and
3.2 when the onset of the physical or mental impairment occurs. In making such determinations, the Committee may rely on the opinion of a qualified physician selected by the Committee to examine the Participant. The Committee may at any reasonable time require reasonable proof of the continuing nature of the Participant's disability.

     3.4. Measurement of Period of Disability. For purposes of subsections 3.1 and 3.2, the measurement of time following the onset of a physical or mental impairment shall coincide with the measurement of time used to calculate periods of sickness and accident disability benefits under the provisions of the Sickness and Accident Disability Benefit Plan maintained by the Company or applicable Employer. Successive periods of physical or mental impairment shall be counted together in computing the periods during which the Participant shall be entitled to the benefits provided under subsections 4.1 and 4.2, except that any disability absence after the Participant has been continuously engaged in the performance of duty for thirteen weeks shall be considered to commence a new period of physical or mental impairment under subsection 3.1, so that Participant shall be entitled during such new period to the benefits provided under subsection 4.1.

                                   SECTION 4
                                   ---------
                             Disability Allowance
                             --------------------


     4.1. Disability Allowance For First Fifty-Two Weeks. A Participant who is disabled during a period described in subsection 3.1 shall be eligible to receive a monthly Disability Allowance for such period of disability equal to 100 percent of the Participant's monthly base salary rate on the last day the Participant was on the active payroll, reduced by any amounts described in subsection 4.3 which are attributable to the period for which benefits are provided under this subsection.

     4.2. Disability Allowance After Fifty-Two Weeks. A Participant who is disabled during a period described in subsection 3.2 shall, prior to his sixty-fifth birthday, be eligible to receive a monthly Disability Allowance for such period of disability equal to 60 percent of the Participant's monthly base salary rate on the last day the Participant was on the active payroll, reduced by any amounts described in subsection 4.3 which are attributable to the period for which benefits are provided under this subsection.

     4.3. Offsets. A Participant's Disability Allowance under the Plan for any period shall be reduced by the sum of the following benefits received (or which, at the election of the Participant, could be received) by the Participant which are attributable to such period: an accident disability benefit (and, in the case of the Disability Allowance under subsection 4.1, a sickness disability benefit) under the Sickness and Accident Disability Benefit Plan maintained by the Company or applicable Employer; any other retirement income payments, other than pension benefits received under the Ameritech Management Pension Plan and/or the Ameritech Corporate Resource Supplemental Pension Plan; any Worker's Compensation Benefit; and, in the case of a Disability Allowance under subsection 3.2, any Social Security Insurance Benefit. However, no reduction shall be made on account of any Social Security Benefit at a rate greater than the rate which the Participant would have first been eligible to receive after his disability and as if no other member of his family were eligible for any Social Security Benefit. Furthermore, the Board of Directors of the Company, in its discretion, may reduce the Disability Allowance by all or any portion of the amount of outside compensation or earnings of the Participant for work performed by the Participant during the period for which such Disability Allowance is provided.

     4.4. Medical Expense Benefits. A Participant who is entitled to a benefit under subsection 4.1 or 4.2 whose combined age plus years of service at retirement is less than 75 shall be entitled to the same rights and benefits under the Company's or other Employer's Comprehensive Health Care Plan and Dental Expense Plan as if he had retired with age plus service totalling 75.

                                   SECTION 5
                                   ---------

                             Conditions of Payment
                             ---------------------

     5.1. Distributions to Persons Under Legal Disability. In the event an individual is declared incompetent and a conservator or other person legally charged with the care of the individual's person or estate is appointed, any benefits to which such individual is entitled under the Plan shall be paid to such conservator or other person.

     5.2. Benefits May Not Be Assigned or Alienated. Benefits payable to, or on account of, any individual under the Plan may not be voluntarily or involuntarily assigned or alienated.

     5.3. Forfeiture of Benefits. All benefits under the Plan shall be forfeited at the discretion of the Company's Board of Directors under the following circumstances:

     (a) The Participant is discharged by the Company or another Employer for cause;

     (b) The Board of Directors of the Company or another Employer determines that the Participant engaged in misconduct in connection with his employment with the Company or Employer; or

     (c) The Participant, without the consent of the Company or his employing Employer or the Employer paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company, any other Employer or with any business in which the Company or any other Employer has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) as determined by the Board of the Company or such other Employer (or, if such other Employer does not have a Board of Directors and is managed by its shareholder or shareholders, by such shareholder or shareholders).


                                   SECTION 6
                                   ---------

                           Amendment or Termination
                           ------------------------

     6.1. Administrative Amendments. Subject to the provisions of subsection 6.3, the Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time be primarily responsible for human resource matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, make minor or administrative amendments to the Plan.

     6.2. Amendments and Termination. Subject to the provisions of subsection 6.3, the Company's Board of Directors may amend or terminate the Plan at any time and any other Employer may, by action of its Board of Directors, terminate its participation in the Plan at any time.

     6.3. Participant Rights. No action under this Section 6 shall, without the consent of the affected Participant, adversely affect the rights of any Participant with respect to any amount payable under the Plan to which the Participant previously became eligible to receive by reason of a disability which occurred prior to such action.

     6.4. Successors. The obligations of the Company and each other Employer under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any other Employer shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangement for the payment of any benefits payable under the Plan.